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                                   EXHIBIT 5.1
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AUGUST LAW GROUP, P.C.

                                                               September 8, 2004

Mr. Raymond W. Grimm, Jr.
Chief Executive Officer,
FemOne, Inc.
5600 Avenida Encinas, Suite 130
Carlsbad, CA 92008

         Re:      Legality of Shares Being Registered

Dear Mr. Grimm:

We refer to the registration statement on Form SB-2 (the "Registration Statement") of FemOne, Inc., a Nevada corporation (the "Company"), relating to the offer and sale of up to 75,167,857 shares of $0.001 par value common stock (the "Common Stock") to be offered for resale by the several selling stockholders named in the Registration Statement (the "Selling Stockholders").

For the purpose of rendering the opinions set forth herein, we have examined the Registration Statement and such other of the Company's documents and records as we have deemed necessary to enable us to express our opinions set forth below. In our examination of these items, we have assumed: (i) the genuineness of all signatures appearing on such documents or instruments; (ii) the legal capacity of all natural persons who have signed documents submitted to us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity with the original of all documents submitted to us as certified, telecopied, photostatic or reproduced copies; and (v) the authenticity and veracity of the originals of all such documents as supplied to us.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Common Stock being offered by the Selling Stockholders as described in the Registration Statement, when issued as described therein, or, upon the exercise of warrants against the payment of the full consideration therefore, and the conversion of callable secured notes in accordance with their terms, will be validly issued, fully paid and nonassessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions of the State of California and the State of Nevada (the "Laws").

B. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability, the effect of any finding of usury by a court of competent jurisdiction, and an implied covenant of good faith and fair dealing among the parties; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.


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In connection with rendering this opinion, we advise you that we have an attorney admitted to practice in the State of California but not admitted to practice in the State of Nevada. However, we are generally familiar with the General Corporation Law of the State of Nevada, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal laws of the United States and, to the limited extent set forth above, the Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We further advise you that, as of the date of the Registration Statement, Kenneth S. August, the President of August Law Group, P.C., owns beneficially and of record, 125,000 shares of common stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              August Law Group, P.C.

                                              By: /s/ Kenneth S. August, Esq.
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                                                  For the Firm